Exhibit (j) under Form N-1A
                                             Exhibit 24 under Item 601/Reg, S-K


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 43 to Registration Statement No. 2-74191 on Form N-1A of our report dated April 11, 2003 relating to the financial statements of Federated Government Income Securities, Inc. for the year ended February 28, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


                                                /s/ Deloitte & Touche LLP
                                                Deloitte & Touche LLP

Boston, Massachusetts
April 21, 2003